EXHIBIT 10.41

              AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT

     THIS Amendment and Joinder to Loan and Security Agreement (the "Amendment") made and entered into this 4th day of October, 1996, is by and between ZEMEX ELECTRONICS INTERNATIONAL, INC. ("Zemex"), a Florida corporation, MERISEL LATIN AMERICA, INC., a Delaware corporation ("Merisel"), jointly and severally (Zemex and Merisel are referred to hereinafter, jointly and severally, as the ("Borrower"), and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation (the "Lender").

                                  WITNESSETH:

     WHEREAS, the Lender and Zemex entered into a Loan and Security Agreement dated February 5, 1996, as amended by a letter amendment dated August 13, 1996 (collectively, the "Original Loan Agreement") (the Original Loan Agreement, as the same may hereafter be amended, including by this Amendment, is collectively hereinafter referred to as the "Loan Agreement"; all capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the Original Loan Agreement);

     WHEREAS, Zemex's parent, CHS Electronics, Inc. ("CHS Electronics"), has entered into that certain Purchase Agreement dated as of August 29, 1996 (the foregoing as the same may have been amended, modified or supplemented is referred to as the "Purchase Agreement"), pursuant to which Purchase Agreement, and

Stock Purchase Agreement dated October 4, 1996 (the "CHS Sale Agreement"; the Purchase Agreement and the CHS Sale Agreement are collectively referred to herein as the "Purchase Agreements") between CHS Electronics and Zemex, INTER ALIA, Zemex will acquire 100% of the share of the common stock of Merisel (the "Purchase Transaction"); and

     WHEREAS, in connection with, INTER ALIA, the Purchase Agreement, the Borrower has requested that the Lender increase the Maximum Credit to $60,000,000 and that the Lender provide credit under the Loan Agreement to Merisel; and

     WHEREAS, in connection with the foregoing, the Lender has required that certain terms and conditions of the Original Loan Agreement be amended, as more fully set forth hereinbelow.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the foregoing recitals are true and correct and incorporated herein, and as follows:

     As used in this Amendment; all references to sections and headings contained in Section I of this Amendment are to those contained in the Original Loan Agreement.

I. The Original Loan Agreement is hereby amended, modified and supplemented as follows:

     1. Section 1. "DEFINITIONS" is hereby amended by amending and restating the following definitions in their entireties:

        a. 1.17 "Foreign Credit Insurance Policy" shall mean, collectively, that certain Policy No. 649-8182, and that certain Policy No. 649-9018, each issued by

     National Union Fire Insurance Company of Pittsburgh, and all endorsements thereto, consolidations thereof, and all replacements therefor.

        b. 1.25 "Interest Rate" shall mean (a) as to Prime Rate Loans (i) on Revolving Loans other than Temporary Revolving Loans, a rate of one and one-half percent (1-1/2%) per annum in excess of the Prime Rate, and (ii) on Additional Revolving Loans, a rate of two percent (2%) per annum in excess of the Prime Rate, and (2) as to Eurodollar Rate Loans, a rate of three and three-quarters percent (3-3/4%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for each Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); and
     (b) in all cases, the Interest Rate shall mean the rate of four percent (4%) per annum in excess of the Prime Rate as to Prime Rate Loans and as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

        c. "Maximum Credit" shall mean the amount of $60,000,000, or such other greater or lesser amount as Lender may establish from time to time as the Maximum Credit.

     2. Section 1. "DEFINITIONS" is hereby supplemented as follows:

        a. "Applicable Percentage" shall mean, on any date of determination, in the case of (a) Eligible Accounts which are Foreign Accounts, seventy-five

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     percent (75%) on the date of this Amendment, such percentage to be subject to reduction (i) upon a mandatory prepayment as set forth in Section 6.7, and (ii) by one percentage point per month commencing on November 1, 1997 and on the first date of each month thereafter until the Applicable Percentage of Foreign Accounts is equal to seventy percent (70%); and thereafter, seventy percent (70%), and (b) Eligible Inventory, seventy percent (70%) through February 28, 1998, such percentage to be subject to reduction (i) upon a mandatory prepayment as set forth in Section 6.7, and
     (ii) by one percentage point per month commencing on March 1, 1997 and on the first day of each month thereafter until the Applicable Percentage of Eligible Inventory is equal to sixth percent (60%); and thereafter sixty percent (60%).

        b. "Merisel Mexico" shall mean Merisel Mexico S.A. de C.V., its successors and assigns.

        c. "CHS Electronics" shall mean CHS Electronics, Inc., its successors and assigns.

        d. "Additional Revolving Loans" shall mean, on any date of determination, Revolving Loans in an amount equal to the difference between
     (a) the Revolving Loans permitted to be outstanding on such date of determination based on the lending formula(s) then in effect, MINUS (b) the amount of Revolving Loans which would be permitted to be outstanding on such date of determination if such lending formulas were based on the following Applicable Percentages: (i) in the case of Eligible Accounts consisting of Foreign Accounts, seventy percent (70%), and (ii) in the case of Eligible Inventory, sixth percent (60%).

        e. "Solvent" shall mean, at any time, that (a) the present fair salable value of Borrower's assets is in excess of the total amount of its liabilities; (b) Borrower is able to pay its debts as they become due; and
     (c) Borrower does not have unreasonably small capital to carry on its business as theretofore operated and all businesses in which Borrower is about to be engaged. The phrase "present fair salable value" of assets is intended to mean that value which can be obtained if the Borrower's assets are sold within a reasonable time, in arm's-length transactions, in an existing and not theoretical market.

     3. a. Subsection 2(a) of Section 2.1, REVOLVING LOANS, is hereby deleted and the following is substituted therefore:

                                     * * *

        2.1 (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

            (i)(A) eighty-five percent (85%) of the Net Amount of Eligible Accounts which are not Foreign Accounts, plus (B) the Applicable Percentage of the Net Amount of Eligible Accounts consisting of Foreign Accounts, PLUS

            (ii) the lesser of: (A) the sum of the Applicable Percentage of the Value of Eligible Inventory consisting of finished goods Inventory, or
        (B) the amount equal to: in the case of each Borrower, $15,000,000, LESS

            (iii) any Availability Reserves, including, without limitation, the Insurance Adjustment.

                                     * * *

        b. Section 2.1(c) of Section 2.1, REVOLVING LOANS, is hereby amended by the deletion of the first sentence thereof and the substitution of the following therefor:

        c. Except in Lender's discretion, (i) the aggregate amount of the Loans (inclusive of any Additional Revolving Loans) and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and (ii) the aggregate amount of Additional Revolving Loans outstanding at any time shall not exceed $6,000,000.

     4. Subsection 3.1(b) of Section 3, INTEREST AND FEES, is hereby supplemented by the addition of the following sentence:

        . . . Notwithstanding anything contained in this Agreement or otherwise, in no event shall any Additional Revolving Loans be eligible to be converted to or remain as Eurodollar Rate Loans.

     5. The preamble to Section 5, GRANT OF SECURITY INTEREST, is hereby amended and restated as follows:

        To secure payment and performance of all Obligations, each Borrower hereby grants and regrants, as appropriate, to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located, including, without limitation, in the case of Zemex, all of its right, title, in and to the Purchase Agreement, whether by assignment thereof to Zemex by CHS Electronics, or otherwise (collectively, the "Collateral"):

                                     * * *

     6. Section 6, COLLECTION AND ADMINISTRATION, is hereby supplemented as follows:

                                     * * *

        6.7 MANDATORY PREPAYMENT OF ADDITIONAL REVOLVING LOANS. Borrower shall immediately prepay the Additional Revolving Loans if from and after the date of this Amendment: (a) Merisel Mexico refinances its existing obligations with an institutional lender(s), in an amount equal to the lesser of (i) the amount of any proceeds of such refinancing which may be paid, whether by dividend, repayment of intercompany obligations, or otherwise, to CHS or any other Affiliate of Merisel Mexico, or (ii) the amount of the Additional Revolving Loans then outstanding, or (b) CHS or any other Affiliate obtains any net proceeds from a public offering of equity or debt, in an amount equal to the lesser or (i) the amount of such net proceeds, or (ii) the amount of the Additional Revolving Loans then outstanding; provided, further, that upon any such prepayment of the Additional Revolving Loans in full, the Applicable Percentage shall be reduced to seventy percent (70%) of Foreign Accounts and sixth percent (60%) of Eligible Inventory, respectively, and upon a partial prepayment of the Additional Revolving Loans, the Applicable Percentage immediately prior thereto shall be reduced based on the amount of Revolving Loans outstanding immediately after such prepayment (after giving effect to the lending formula in respect of Collateral other than Eligible Foreign Accounts and Eligible Inventory and any Availability Reserves then in effect) relative to Eligible Inventory and Eligible Foreign Accounts after first reducing the Applicable Percentage of Eligible Foreign Accounts until such percentage is equal to seventy percent (70%) and thereafter by reducing the Applicable Percentage of Eligible Inventory.

     7. Section 8, REPRESENTATIONS AND WARRANTIES, is hereby supplemented by the following:

                                     * * *

        8.10 PURCHASE AGREEMENT, ETC. (a) Borrower has delivered to Lender copies of the Purchase Agreement, fully executed, and all documents, exhibits and schedules relating to the Purchase Agreements, and Borrower has conducted due diligence in order to be certain that, upon the closing of the transactions contemplated by the Purchase Agreements, the Purchase Agreements and all such documents will be fully binding upon the Seller(s) (as respectively defined in the Purchase Agreements) in accordance with the terms thereof, and that all representations and warranties made by the Sellers will be true and correct upon such closing, and will be in full force and effect without change or modification. Borrower has, in no wise, relied upon Lender in determining to enter into either of the Purchase Agreements and consummate the transactions contemplated therein and in connection therewith and, in all respects, has independently evaluated the transactions contemplated thereunder and under the Loan Agreement.

        (b) Each Borrower now has and, after giving effect to the Obligations and the obligations arising in respect of the Purchase Agreements, will have capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage, and is now and, after giving effect to the Obligations and such obligations, will be Solvent.

     8. Subsections 9.13, WORKING CAPITAL, and 9.14, ADJUSTED NET WORTH, are hereby amended by deleting the amounts of $10,000,000 and $12,500,000, respectively, therefrom, and substituting the amounts of $12,000,000 and $14,500,000, respectively, therefor.

     9. Section 11.5, INDEMNIFICATION, hereby supplemented by the addition of the following immediately prior to the last sentence thereof:

          1.5 ... Without limiting the generality of the foregoing, or any other provision or any Financing Agreement, Borrower shall pay all stamp, document, impositions, now or hereafter determined by Lender to be payable in connection with this Agreement or any other Financing Agreement, and Borrower shall indemnify Lender (and the persons described above) for, and shall hold Lender harmless from and against, any and all present or future claims, liabilities or losses, including, without limitation, all interest, fines, and penalties in any wise related to the foregoing, with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     10. (a) 12.1(a) is hereby amended and restated in its entirety as follows:

          (a) The Loan Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the date three (3) years from the date of this Amendment (the "Expiration Date"), unless sooner terminated pursuant to the terms hereof; PROVIDED, HOWEVER, THAT, Lender, at the request of Borrower at least ninety (90) days prior to the initial Expiration Date may, at Lender's option, extend the Expiration Date one year to the next anniversary thereof by giving the Borrower notice thereof at least sixty (60) days prior to the initial Expiration Date; PROVIDED, FURTHER, that in any case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements (whether on

     The Expiration Date or otherwise), Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonable necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designated in writing to Borrower for such purpose, Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Eastern Standard time.

     (b) Parts (i), (ii), (iii), and (iv) of Subsection (c) of Section 12.1, TERM, are deleted and the following are substituted therefor:

                 AMOUNT                           PERIOD
                 ------                           ------

     (i)    5% of Maximum Credit           From and after October
                                           4, 1996 to and including
                                           October 3, 1997

     (ii)   2% of Maximum Credit           October 4, 1997 to and
                                           including October 3, 1998

     (iii)  1% of Maximum Credit           October 4, 1998 to and
                                           including October 3, 1999

     (iv)   1% of maximum credit           Thereafter
            (if Lender exercises its
            option to extend the
            maturity of the Obligations
            as more fully set forth in
            Section 12.1(a)).

II. 1. (a) Each Borrower agrees that from and after the date of this Amendment, Merisel shall be joined in the Loan Agreement as a "borrower", jointly and severally, with Zemex; provided, however, that Merisel shall have no liability to Lender in respect of Revolving Loans (which shall nevertheless constitute Revolving Loans under the Loan Agreement for all purposes) extended to Zemex prior to the date of this Amendment; provided, however, that Merisel acknowledges and agrees that on the date of this Amendment, it shall assume as an Obligation the Revolving Loan extended to Zemex on the date of this Amendment immediately prior to the effectiveness hereof, in the amount of $5,000,000 (the "Initial Revolving Loan"), the proceeds of which will be used to, in part, consummate the transactions contemplated in the Purchase Agreement in respect of the shares of the stock of Merisel, and Merisel shall be obligated as a co-borrower for all Revolving Loans hereafter made, including, without limitations, the Revolving Loan in the principal amount of $24,000,000 extended on the date of this Amendment constituting the balance of the purchase price due Merisel Americas, Inc. in respect of such shares of stock of Merisel. In no wise in contravention of any term or condition of the Loan Agreement, the Initial Revolving Loan and the Revolving Loan for the balance of the purchase price shall bear interest in accordance with the Loan Agreement from the extension thereof until repaid in full, regardless of whether or not the aforesaid acquisition is consummated or whether the proceeds are released from the escrow account to which the proceeds of such Revolving Loans have been remitted.

          (b) Merisel acknowledges that it has received and reviewed the Original Loan Agreement, a copy of which is annexed to this Amendment as Exhibit "1" and, subject as aforesaid, agrees to be bound by all of the terms and conditions of the Loan Agreement and all of the other Financing Agreements applicable to the "Borrower." To this effect Merisel, acknowledges and agrees that pursuant to the Section 5 of the Agreement, as of the date of this Amendment, it is granting to the Lender a first priority security interest in and to the Collateral described in the Loan Agreement owned by it or in which it has an interest, subject only to those liens and security interests expressly permitted by the Loan Agreement.

          (c) Merisel acknowledges and agrees that by execution of this Amendment, as of the date of this Amendment and hereafter, it is and shall be making all of the representation and warranties of a Borrower, whether in the Loan Agreement, the other Financing Agreements or otherwise. To this effect, annexed to this Amendment are Exhibit "A" and Schedules 1.10(a), 8.4, and 9.11 pertaining to Merisel, which Exhibit and Schedules are hereby made a part of the sections of Loan Agreement referencing such Exhibits and Schedules heretofore delivered to Lender by Zemex in connection with the Original Loan Agreement.

     2. The Borrower acknowledges and agrees that as a condition precedent to any obligation of the Borrower to make Revolving Loans under the Loan Agreement (giving effect to this Amendment), the Borrower shall provide Lender with evidence deemed satisfactory to it of the sale and delivery to Zemex of 100% of the issued and outstanding shares of Merisel. Further, each of the following is a condition precedent to Lender making any Loans under the Loan Agreement:

          (a) all requisite corporate action and proceedings in connection with this Loan Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (b) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (c) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgements and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (d) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (e) Lender shall have received, in form and substance satisfactory to Lender, such opinion letter of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

          (f) Lender shall have been named loss payee upon terms satisfactory to the Lender under the Foreign Credit Insurance Policy in respect of each Borrower, as well as any other policy of insurance covering the Collateral, including without limitation, property casualty insurance, and the Foreign Credit Insurance Policy and all such other policies shall be reviewed by and be satisfactory to Lender; and

          (g) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender, including, without limitation, a negative pledge agreement from each of Borrower's subsidiaries in favor of Lender and Merisel Mexico (the "Negative Pledge Agreements"), pursuant to which the subsidiary shall agree not to grant a lien or security interest upon its assets except as expressly permitted thereunder.

     3. This Amendment constitutes a part of, and shall be construed in connection with, the Original Loan Agreement, and all terms, covenants, conditions, representations and warranties shall remain in full force in effect and are incorporated herein by reference as if fully set forth herein. In the event of any inconsistencies between the provision of this Amendment and elsewhere in the Loan Agreement, the provisions of this Amendment shall in all respects govern and control.

     4. Borrower shall pay to Lender a closing fee the amount of $360,000, which shall be due and payable in full on the date of this Amendment shall be deemed to be fully earned as of the closing of this Amendment. Such closing fee is in addition to the $100,000 balance of the closing fee described in Section 3.2, CLOSING FEE, which the Borrower agrees remains due and payable on February 5, 1997.

     5. (a) Each Borrower certifies to Lender that all representations and warranties of such Borrower contained in the Loan Agreement are, in the case of Zemex, reaffirmed, ratified, and are true and correct, as applicable, as of the date of this Amendment except to the extent the representations and warranties relate solely to an earlier date, and in the case of Merisel are true and correct as of the date of this Amendment.

        (b) Each Borrower certifies to Lender that no Event of Default under the Loan Agreement, or event which with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Agreement, has occurred and is continuing.

     6. (a) The Borrower will pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment and of the other Financing Agreements, including, all amendments, supplements or modifications hereafter made to any of the foregoing after the date of the Amendment, and the closing of the transactions contemplated herein and therein, including, but not limited to, the reasonable fees and expenses of counsel for Lender. In addition, the Borrower agrees to pay all documentary stamp taxes, intangible taxes, filing or recording fees required in connection with the borrowings hereunder and perfecting
                                      -15-

Lender's security interest in the Collateral. The Borrower shall pay all expenses and reimburse Lender for any expenditure incurred in connection with Lender's exercise of its rights and remedies, including, but not limited to reasonable attorneys' fees and legal expenses including any appellate or insolvency proceeding.

     7. (a) EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, ALL DOCUMENTS AT ANY TIME MADE IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, EACH BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     8. Each Borrower agrees that it has no off-sets, defenses or counterclaims to the payment of the Obligations or the performance by it under the Loan Agreement or the other Financing Agreement. Further, each Borrower agrees that it has no claims of any nature whatsoever against the Lender, its parent, subsidiaries, affiliates, divisions, officers, directors, employees, agents, stockholders, successors, or assigns arising out of or related to the Obligations the other Financing Agreements, or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, sealed and delivered the day and year first above written.

                                           BORROWER:

                                           ZEMEX ELECTRONICS INTERNATIONAL, INC.

                                           By: /s/ STEPHEN DANISOUSZKY
                                               -----------------------
                                           Title:  TREASURER

                                           MERISEL LATIN AMERICA, INC.

                                           By: /s/ STEPHEN DANISOUSZKY
                                               -----------------------
                                           Title:  VICE PRESIDENT

                                           LENDER:

                                           CONGRESS FINANCING CORPORATION
                                           (FLORIDA)

                                           By: [ILLEGIBLE]
                                               -----------
                                           Title: VICE PRESIDENT

                                  [LETTERHEAD]

October 9, 1996

Zemex Electronics International, Inc.
Merisel Latin America, Inc.
2153 N.W. 86th Avenue
Miami, Florida 33122

Re: Credit Facilities by and among Congress Financial
    Corporation (Florida), Zemex Electronics International,
    Inc., Merisel Latin American, Inc. and others

Gentlemen:

This shall confirm that due to a scriveners error, in the definition of the "Applicable Percentage" set forth in Section 2 of the Amendment and Joinder to Loan and Security Agreement dated October 4, 1996, the dates set forth in parts
(a) (ii) (i.e., November 1, 1997) and (b) (i.e., February 28, 1998) are incorrectly stated. The correct dates are November 1, 1996 and February 28, 1997, respectively.

Very truly yours,

CONGRESS FINANCIAL CORPORATION
    (FLORIDA)

By: /s/ [ILLEGIBLE]
    ---------------
Title: VICE PRESIDENT


AGREED AND ACKNOWLEDGED:
ZEMEX ELECTRONICS INTERNATIONAL, INC.

By: /s/ STEPHEN DANISOUSZKY
    -----------------------
Title: TREASURER

Zemex Electronics International, Inc.
Merisel Latin America, Inc.
October 9, 1996
Page 2


MERISEL LATIN AMERICA, INC.

By: /s/ STEPHEN DANISOUSZKY
    -----------------------
Title: VICE PRESIDENT